Exhibit 99.1

Contact:

Strategy

Shirish Jajodia

Corporate Treasurer

ir@strategy.com

Strategy Announces First Quarter 2025 Financial Results

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13.7% “BTC Yield” achieved in 2025 YTD
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61,497 “BTC Gain” achieved in 2025 YTD
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$5.8 billion “BTC $ Gain” achieved in 2025 YTD
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553,555 bitcoin holdings at a total cost of $37.90 billion, or $68,459 per bitcoin, as of April 28, 2025
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Announces a new $21 billion at-the-market (ATM) common stock equity offering
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Increasing 2025 “BTC Yield” target from 15% to 25%
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Increasing 2025 “BTC $ Gain” target from $10 billion to $15 billion

TYSONS CORNER, Va., May 1, 2025 - MicroStrategy® Incorporated d/b/a Strategy™ (Nasdaq: MSTR/STRK/STRF) (“Strategy” or the “Company”), the largest corporate holder of bitcoin and the world’s first Bitcoin Treasury Company, today announced financial results for the three-month period ended March 31, 2025 (the first quarter of its 2025 fiscal year).

“We successfully executed our record $21 billion common stock ATM, adding 301,335 BTC to our balance sheet while simultaneously achieving a 50% increase in MSTR share price during the same period. In Q1, we also broadened our capital base with two of the most successful preferred stock IPOs in a decade. Our capital markets strategy continues to grow our Bitcoin holdings while delivering superior shareholder value. With over 70 public companies worldwide now adopting a Bitcoin treasury standard, we are proud to be at the forefront in pioneering this space.” said Phong Le, President and Chief Executive Officer.

“We are thrilled to report a strong start to the year with a year-to-date “BTC Yield” of 13.7%, achieving over 90% of our 2025 target in just the first four months of the year. Our year-to-date “BTC $ Gain” of $5.8 billion also meets 58% of our annual target, demonstrating the effectiveness of our Bitcoin strategy. With the strong momentum in the market and our successful execution of our treasury operations thus far this year, we are increasing our 2025 “BTC Yield” target to 25% and our 2025 “BTC $ Gain” target to $15 billion. Also in Q1, we adopted the long-awaited fair value accounting for our Bitcoin holdings, which resulted in a significant $12.7 billion uplift in the beginning balance of retained earnings. And despite recognizing an unrealized loss in Q1 due to a quarter-end Bitcoin price of $82,445, the current approximate $97,300 Bitcoin price would imply a fair value gain of roughly $8.0 billion thus far in Q2.” said Andrew Kang, Chief Financial Officer.

Bitcoin Treasury Highlights

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“BTC Yield” KPI: Achieved BTC Yield of 11.0% in Q1 and 13.7% year-to-date (as of April 28, 2025), compared to the full year 2025 target of 15%.
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“BTC Gain” KPI: Achieved BTC Gain of 49,131 in Q1 and 61,497 year-to-date (as of April 28, 2025).
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“BTC $ Gain” KPI: Achieved BTC $ Gain of $4.1 billion in Q1 (based on a bitcoin price of $82,445 as of March 31, 2025) and $5.8 billion year-to-date (based on bitcoin price of approximately $95,000 as of April 28, 2025), compared to the full year 2025 target of $10 billion.
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Digital Assets: As of March 31, 2025, the Company’s digital assets were comprised of approximately 528,185 bitcoins, with an original cost basis and market value of $35.6 billion and $43.5 billion, respectively, which reflects an average cost per bitcoin of approximately $67,457 and a market price per bitcoin of $82,445, respectively.
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On January 1, 2025, the Company adopted ASU 2023-08 which requires that bitcoin holdings are remeasured at fair value with gains and losses from change in the fair value of bitcoin recognized in net income (loss) at each reporting period.

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As a result of the adoption of ASU 2023-08, a cumulative net increase was applied to the opening balance of retained earnings as of January 1, 2025 of $12.7 billion. During the first three months ended March 31, 2025, the Company recorded an unrealized fair value loss on digital assets of $5.9 billion.
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Capital Markets Update: The Company received aggregate net proceeds of approximately $7.7 billion during the three months ended March 31, 2025, and additional aggregate net proceeds of approximately $2.3 billion between April 1, 2025 and April 28, 2025, from the following transactions:
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Common Stock ATM Offering: During the three months ended March 31, 2025, the Company received aggregate net proceeds of approximately $4.4 billion through the issuance and sale of 12,624,595 shares of its class A common stock. Between April 1, 2025 and April 28, 2025, the Company received aggregate net proceeds of approximately $2.2 billion through the issuance and sale of an additional 6,734,712 shares of its class A common stock. As of April 28, 2025, approximately $128.7 million remained available under the October 2024 at-the-market class A common stock equity offering program.
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Issuance of 2030B Convertible Notes: In February 2025, the Company issued $2.0 billion in 0% Convertible Senior Notes due 2030 with an initial conversion price of $433.43 per share of class A common stock, for net proceeds of approximately $1.99 billion.
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IPO of Perpetual Strike Preferred Stock: In January 2025, the Company received net proceeds of approximately $563.2 million through the issuance and sale of 7,300,000 shares of 8.00% Series A Perpetual Strike Preferred Stock (the “STRK Shares”) at a public offering price of $80.00 per share.
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Perpetual Strike Preferred Stock ATM Offering: In March, 2025, the Company entered into an agreement (the “STRK ATM”) to issue and sell up to $21 billion of STRK Shares. Through March 31, 2025, the Company received aggregate net proceeds of approximately $30.4 million through the issuance and sale of 349,907 STRK Shares. Between April 1, 2025 and April 28, 2025, the Company received aggregate net proceeds of approximately $45.3 million through the issuance and sale of an additional 526,282 STRK Shares As of April 28, 2025, approximately $20.9 billion remained available under the STRK ATM.
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IPO of Perpetual Strife Preferred Stock: In March 2025, the Company received net proceeds of approximately $710.9 million through the issuance and sale of 8,500,000 shares of 10.00% Series A Perpetual Strife Preferred Stock at a public offering price of $85.00 per share.
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Increase in Authorized Class A Common Stock and Preferred Stock: In January 2025, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of class A common Stock from 330,000,000 to 10,330,000,000 and the number of authorized shares of preferred stock from 5,000,000 to 1,005,000,000.
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Redemption and Conversions of 2027 Convertible Notes: In January 2025, the Company delivered a notice of redemption of its 0% Convertible Senior Notes due 2027 (the “2027 Convertible Notes”) for redemption of all $1.05 billion in aggregate principal amount of the 2027 Convertible Notes outstanding. The Company received conversion requests for substantially all of the $1.05 billion of the 2027 Convertible Notes, and issued 7,373,528 shares of class A common stock in settlement of the conversion requests, and redeemed the remaining $0.1 million aggregate principal amount of the 2027 Convertible Notes. As of March 31, 2025, all 2027 Convertible Notes have been converted or redeemed and are no longer outstanding.

Q1 2025 Software Business Highlights

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Revenues:
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Total revenues were $111.1 million, a 3.6% decrease year-over-year, compared to the first quarter of 2024.
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Subscription Services Revenues were $37.1 million, a 61.6% increase year-over-year, compared to the first quarter of 2024.
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Product licenses and subscription services revenues were $44.4 million, a 23.6% increase year-over-year, compared to the first quarter of 2024.
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Product support revenues were $52.5 million, a 16.2% decrease year-over-year, compared to the first quarter of 2024.
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Other services revenues were $14.2 million, a 15.0% decrease year-over-year, compared to the first quarter of 2024.
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Gross Profit: Gross profit for the first quarter of 2025 was $77.1 million, representing a 69.4% gross margin, compared to $85.2 million, representing a gross margin of 74.0%, for the first quarter of 2024.

Other Q1 Financial Highlights

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Operating Expenses: Operating expenses for the first quarter of 2025 were approximately $6.0 billion, a 1,976.1% increase year-over-year. Operating expenses for the first quarter of 2025 include unrealized losses on the Company’s digital assets, which were $5.9 billion. This reflects the first reporting period for which we have applied fair value accounting. Digital asset impairment losses for the first quarter of 2024, determined in accordance with the cost-less-impairment accounting model we were subject to prior to January 1, 2025, were $191.6 million.
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Loss from Operations, Net Loss and Net Loss Attributable to Common Stockholders: Loss from operations was $5.921 billion, compared to $203.7 million for the first quarter of 2024. Net loss was $4.217 billion, or $16.49 per common share on a diluted basis, as compared to $53.1 million, or $0.31 per common share on a diluted basis, for the first quarter of 2024. Net loss attributable to common stockholders was $4.228 billion as compared to $53.1 million for the first quarter of 2024.
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Cash and Cash Equivalents: As of March 31, 2025, the Company had cash and cash equivalents of $60.3 million, as compared to $38.1 million as of December 31, 2024, an increase of $22.2 million.

The tables provided at the end of this press release include a reconciliation of the most directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial measures for the three months ended March 31, 2025 and 2024. An explanation of non-GAAP financial measures is also included under the heading “Non-GAAP Financial Measures” below. Additional non-GAAP financial measures are included in Strategy’s “Q1 2025 Earnings Presentation,” which will be available under the “Events and Presentations” section of Strategy’s investor relations website at https://www.strategy.com/investor-relations.

Strategy Dashboard

Strategy’s dashboard can be found on its website at strategy.com, which can be used as a disclosure channel to provide broad, non-exclusionary distribution of information regarding the Company to the public. Some of the information distributed through the website dashboard may be considered material information. The website dashboard will include information regarding market data for our securities and bitcoin, BTC Yield, BTC Gain and BTC $ Gain KPIs, bitcoin purchases, bitcoin holdings, capital markets activity, and other related information. Investors and others are encouraged to regularly review the information that the Company makes public via the website dashboard.

Conference Call

Strategy will be discussing its first quarter 2025 financial results on a live Video Webinar today beginning at approximately 5:00 p.m. ET. The live Video Webinar and accompanying presentation materials will be available under the “Events and Presentations” section of Strategy’s investor relations website at https://www.strategy.com/investor-relations. Log-in instructions will be available after registering for the event. An archived replay of the event will be available beginning approximately two hours after the call concludes.

About Strategy

MicroStrategy Incorporated d/b/a Strategy (Nasdaq: MSTR/STRK/STRF) is the world's first and largest Bitcoin Treasury Company. We are a publicly traded company that has adopted Bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as cash flows from our operations, we strategically accumulate Bitcoin and advocate for its role as digital capital.

Our treasury strategy is designed to provide investors varying degrees of economic exposure to Bitcoin by offering a range of securities, including equity and fixed-income instruments. In addition, we provide industry-leading AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere. We leverage our development capabilities to explore innovation in Bitcoin applications, integrating analytics expertise with our commitment to digital asset growth. We believe our combination of operational excellence, strategic Bitcoin reserve, and focus on technological innovation positions us as a leader in both the digital asset and enterprise analytics sectors, offering a unique opportunity for long-term value creation.

Strategy, MicroStrategy, and Intelligence Everywhere are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

Non-GAAP Financial Measures

Strategy is providing supplemental financial measures for (i) non-GAAP loss from operations that excludes the impact of share-based compensation expense, and (ii) non-GAAP net loss attributable to common stockholders and non-GAAP diluted loss per common share that exclude the impacts of share-based compensation expense, interest expense arising from the amortization of debt issuance costs related to Strategy’s long-term debt, gains and losses on debt extinguishment, if any, and related income tax effects. These supplemental financial measures are not measurements of financial performance under GAAP and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate business performance and to help make operating decisions.

Strategy believes that these non-GAAP financial measures are also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis. The first supplemental financial measure excludes a significant non-cash expense that Strategy believes is not reflective of its general business performance, and for which the accounting requires management judgment and the resulting share-based compensation expense could vary significantly in comparison to other companies. The second set of supplemental financial measures excludes the impacts of (i) share-based compensation expense, (ii) non-cash interest expense arising from the amortization of debt issuance costs related to Strategy’s long-term debt, (iii) gains and losses on debt extinguishment, if any, and (iv) related income tax effects. Strategy believes the use of these non-GAAP financial measures can also facilitate comparison of Strategy’s operating results to those of its competitors.

Important Information About KPIs

BTC Yield is a key performance indicator (“KPI”) that represents the percentage change, during a period, of the ratio between the Company’s bitcoin holdings and its Assumed Diluted Shares Outstanding, where:

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“Assumed Diluted Shares Outstanding” refers to the aggregate of our Basic Shares Outstanding as of the dates presented plus all additional shares that would result from the assumed conversion of all outstanding convertible notes and convertible preferred stock, exercise of all outstanding stock option awards, and settlement of all outstanding restricted stock units and performance stock units as of such dates. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of convertible debt instruments.
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“Basic Shares Outstanding” reflects the actual class A common stock and class B common stock outstanding as of the dates presented. For purposes of this calculation, outstanding shares of such stock are deemed to include shares, if any, that were sold under at-the-market equity offering programs that were to be issued pursuant to options that had been exercised or restricted stock units that have vested or that were to be issued with respect to conversion requests received with respect to convertible securities, but which in each case were pending issuance as of the dates presented.

BTC Gain is a KPI that represents the number of bitcoins held by the Company at the beginning of a period multiplied by the BTC Yield for such period.

BTC $ Gain is a KPI that represents the dollar value of the BTC Gain calculated by multiplying the BTC Gain by the market price of bitcoin. For determining BTC $ Gain QTD and YTD, unless otherwise specified, the Company uses the current market price of bitcoin. For determining BTC $ Gain for a past fiscal year or other past period, the Company uses the market price of bitcoin as of 4:00pm ET as reported on the Coinbase exchange on the last day of the applicable period. The Company uses these market prices of bitcoin for this calculation solely for the purpose of facilitating this illustrative calculation.

The Company uses BTC Yield, BTC Gain and BTC $ Gain as KPIs to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to shareholders. The Company believes these KPIs can be used to supplement an investor’s understanding of the Company’s decision regarding the manner in which it funds the purchase of bitcoin and the value created in a period by:

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in the case of BTC Yield, comparing the rate of change in the Company’s bitcoin holdings as compared to the rate of change in the number of shares of its common stock and instruments convertible to common stock;
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in the case of BTC Gain, hypothetically expressing the change reflected in the BTC Yield metric as if it reflected an increase in the amount of bitcoin held at the end the applicable period as compared to the beginning of such period;
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in the case of BTC $ Gain, further expressing that gain as a dollar value by multiplying that bitcoin-denominated gain by the market price of bitcoin at the end of the applicable period as described above; and

When the Company uses these KPIs, management takes into account the various limitations of these metrics, including that they

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do not take into account debt, preferred stock and other liabilities and claims on company assets that would be senior to common equity; and
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assume that all indebtedness will be refinanced or, in the case of the Company’s senior convertible debt instruments and convertible preferred stock, converted into shares of common stock in accordance with their respective terms.

BTC Yield, BTC Gain and BTC $ Gain are not, and should not be understood as, operating performance measures or financial or liquidity measures. Specifically:

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BTC Yield is not equivalent to “yield” in the traditional financial context. It is not a measure of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or a measure of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.
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BTC Gain and BTC $ Gain are not equivalent to “gain” in the traditional financial context. They also are not measures of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or measures of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets. It should also be understood that BTC $ Gain does not represent a fair value gain of the Company’s bitcoin holdings, and BTC $ Gain may be positive during periods when the Company has incurred fair value losses on its bitcoin holdings.

The trading price of the Company’s class A common stock is informed by numerous factors in addition to the amount of bitcoins the Company holds and number of actual or potential shares of its class A common stock outstanding, and as a result, the market value of the Company’s securities may trade at a discount or a premium relative to the market value of the bitcoin the Company holds, and neither BTC Yield, BTC Gain nor BTC $ Gain are indicative or predictive of the trading price of the Company’s securities.

As noted above, these KPIs are narrow in their purpose and are used by management to assist it in assessing whether the Company is raising and deploying capital in a manner accretive to shareholders solely as it pertains to its bitcoin holdings.

In calculating these KPIs, the Company does not consider the source of capital used for the acquisition of its bitcoin. Specifically, the Company notes it has acquired bitcoin using proceeds from the offerings of

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non-convertible instruments, such as its 6.125% Senior Secured Notes due 2028 (which the Company has since redeemed) and 10.00% Series A Perpetual Strife Preferred Stock; and
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convertible senior notes and convertible preferred stock, which, at the time of issuance had, and may from time-to-time have, conversion prices above the current trading prices of the Company’s common stock, or, in the case of convertible senior notes, conversion rights that are not then exercisable.

The use of the proceeds from such offerings to purchase bitcoin has the effect of increasing the BTC Yield, BTC Gain and BTC $ Gain, while also increasing the Company’s indebtedness and senior claims of holders of instruments other than class A common stock with respect to dividends and to the Company’s assets, including its bitcoin, in a manner that is not reflected in these metrics.

If any of the Company’s convertible notes mature or are redeemed without being converted into common stock, or if the Company elects to redeem or repurchase its non-convertible instruments, the Company may be required to sell shares of its class A common stock or bitcoin to generate sufficient cash proceeds to satisfy those obligations, either of which would have the effect of decreasing BTC Yield, BTC Gain and BTC $ Gain, and adjustments for such decreases are not contemplated by the assumptions made in calculating these metrics. Accordingly, these metrics might overstate or understate the accretive nature of the Company’s use of capital to buy bitcoin because not all bitcoin is purchased using proceeds of issuances of class A common stock, and not all proceeds from issuances of class A common stock are used to purchase bitcoin.

In addition, we are required to pay dividends with respect to our Perpetual Strike Preferred Stock and Perpetual Strife Preferred Stock in perpetuity. We could pay these dividends with cash or, in the case of Perpetual Strike Preferred Stock, by issuing shares of class A common stock. If we issue shares of class A common stock in lieu of paying dividends in cash, or if we issue shares of class A common stock for cash to fund the payment of cash dividends, then we would experience an increase in our Assumed Diluted Shares Outstanding without a corresponding increase in our bitcoin holdings, resulting in a decrease in BTC Yield, BTC Gain and BTC $ Gain for the period in which such sales of bitcoin or issuance of shares of class A common stock occurred.

The Company has historically not paid any dividends on its shares of class A common stock, and by presenting these KPIs the Company makes no suggestion that it intends to do so in the future. Ownership of the Company’s securities, including its class A common stock and preferred stock, does not represent an ownership interest in the bitcoin the Company holds.

The Company determines its KPI targets based on its history and future goals.  The Company’s ability to achieve positive BTC Yield, BTC Gain, or BTC $ Gain may depend on a variety of factors, including its ability to generate cash from operations in excess of its fixed charges and other expenses, as well as factors outside of its control, such as the price of bitcoin, and the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.

Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. These KPIs are merely supplements, not a substitute. They should be used only by sophisticated investors who understand their limited purpose and many limitations.

Forward-Looking Statements

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results, our targets relating to our BTC Yield, BTC Gain and BTC $ Gain KPIs, and statements containing the words “believe,” “estimate,” “project,” “expect,” “will,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: fluctuations in the market price of bitcoin and any associated unrealized gains or losses on digital assets that the Company may record in its financial statements as a result of a change in the market price of bitcoin from the value at which the Company’s bitcoins are carried on its balance sheet; the availability of debt and equity financing on favorable terms; gains or losses on any sales of bitcoins; changes in the accounting treatment relating to the Company’s bitcoin holdings; changes in securities laws or other laws or regulations, or the adoption of new laws or regulations, relating to bitcoin that adversely affect the price of bitcoin or the Company’s ability to transact in or own bitcoin; the impact of the availability of spot exchange traded products and other investment vehicles for bitcoin and other digital assets; a decrease in liquidity in the markets in which bitcoin is traded; security breaches, cyberattacks, unauthorized access, loss of private keys, fraud or other circumstances or events that result in the loss of the Company’s bitcoins; impacts to the price and rate of adoption of bitcoin associated with financial difficulties and bankruptcies of various participants in the digital asset industry; the level and terms of the Company’s substantial indebtedness and its ability to service such debt; the extent and timing of market acceptance of the Company’s new product offerings; continued acceptance of the Company’s other products in the marketplace; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; customers continuing to shift from a product license model to a cloud subscription model, which may delay the Company’s ability to recognize revenue; fluctuations in tax benefits or provisions; changes in the market price of bitcoin as of period-end and their effect on our deferred tax assets, related valuation allowance, and tax expense; other potentially adverse tax consequences, including the potential taxation of unrealized gains on our bitcoin holdings; competitive factors; general economic conditions, including levels of inflation and interest rates; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic and current reports filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024
	(unaudited)	(unaudited)
Revenues:
Product licenses	$7,270	$12,938
Subscription services	37,103	22,966
Total product licenses and subscription services	44,373	35,904
Product support	52,529	62,685
Other services	14,164	16,657
Total revenues	111,066	115,246
Cost of revenues:
Product licenses	964	567
Subscription services	14,429	8,604
Total product licenses and subscription services	15,393	9,171
Product support	7,354	8,547
Other services	11,224	12,297
Total cost of revenues	33,971	30,015
Gross profit	77,095	85,231
Operating expenses:
Sales and marketing	27,532	33,451
Research and development	24,423	29,183
General and administrative	40,547	34,666
Unrealized loss on digital assets	5,906,005	0
Digital asset impairment losses	0	191,633
Total operating expenses	5,998,507	288,933
Loss from operations	(5,921,412)	(203,702)
Interest expense, net	(17,106)	(11,881)
Other (expense) income, net	(3,936)	1,696
Loss before income taxes	(5,942,454)	(213,887)
Benefit from income taxes	(1,725,084)	(160,769)
Net loss	(4,217,370)	(53,118)
Dividends on preferred stock	(10,648)	0
Net loss attributable to common stockholders of Strategy	$(4,228,018)	$(53,118)
Basic loss per common share (1)	$(16.49)	$(0.31)
Weighted average common shares outstanding - Basic	256,473	171,942
Diluted loss per common share (1)	$(16.49)	$(0.31)
Weighted average common shares outstanding - Diluted	256,473	171,942

(1) Basic and fully diluted loss per common share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31,	December 31,
	2025	2024*
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$60,298	$38,117
Restricted cash	1,960	1,780
Accounts receivable, net	104,585	181,203
Prepaid expenses and other current assets	36,769	31,224
Total current assets	203,612	252,324
Digital assets	43,546,079	23,909,373
Property and equipment, net	28,335	26,327
Right-of-use assets	53,070	54,560
Deposits and other assets	83,261	75,794
Deferred tax assets, net	5,403	1,525,307
Total assets	$43,919,760	$25,843,685
Liabilities, Mezzanine Equity and Stockholders' Equity
Current liabilities:
Accounts payable, accrued expenses, and operating lease liabilities	$53,716	$52,982
Accrued compensation and employee benefits	32,785	58,362
Accrued interest	5,970	5,549
Current portion of long-term debt, net	525	517
Deferred revenue and advance payments	215,693	237,974
Total current liabilities	308,689	355,384
Long-term debt, net	8,140,156	7,191,158
Deferred revenue and advance payments	3,981	4,970
Operating lease liabilities	53,691	56,403
Other long-term liabilities	4,439	5,379
Deferred tax liabilities	1,883,071	407
Total liabilities	10,394,027	7,613,701

Mezzanine Equity
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value; 269,800 shares authorized, 7,650 shares issued and outstanding at March, 31, 2025	593,624	0
10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value; 8,500 shares authorized, issued and outstanding at March 31, 2025	710,873	0
Total mezzanine equity	1,304,497	0
Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 726,700 and 5,000 shares authorized, no shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	0	0
Class A common stock, $0.001 par value; 10,330,000 and 330,000 shares authorized, 246,537 and 226,138 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	247	226
Class B common stock, $0.001 par value; 165,000 shares authorized, 19,640 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	20	20
Additional paid-in capital	25,881,089	20,411,998
Accumulated other comprehensive loss	(11,967)	(15,384)
Retained earnings (accumulated deficit)	6,351,847	(2,166,876)
Total stockholders’ equity	32,221,236	18,229,984
Total liabilities, mezzanine equity and stockholders' equity	$43,919,760	$25,843,685

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 31,
	2025	2024
	(unaudited)	(unaudited)
Net cash (used in) provided by operating activities	$(2,389)	$28,587
Net cash used in investing activities	(7,670,400)	(1,640,854)
Net cash provided by financing activities	7,694,305	1,648,400
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	845	(1,078)
Net increase in cash, cash equivalents, and restricted cash	22,361	35,055
Cash, cash equivalents, and restricted cash, beginning of period	39,897	48,673
Cash, cash equivalents, and restricted cash, end of period	$62,258	$83,728

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

ROLLFORWARD OF BITCOIN HOLDINGS

(unaudited)

	Source of Capital Used to Purchase Bitcoin	Digital Asset Original Cost Basis (in thousands)	Digital Asset Impairment Losses (in thousands)	Digital Asset Carrying Value (in thousands)	Approximate Number of Bitcoins Held	Approximate Average Purchase Price Per Bitcoin
Balance at December 31, 2023		$5,895,489	$(2,269,013)	$3,626,476	189,150	$31,168
Digital asset purchases	(a)	1,639,309		1,639,309	25,128	65,238
Digital asset impairment losses			(191,633)	(191,633)
Balance at March 31, 2024		$7,534,798	$(2,460,646)	$5,074,152	214,278	$35,164
Digital asset purchases	(b)	793,828		793,828	12,053	65,861
Digital asset impairment losses			(180,090)	(180,090)
Balance at June 30, 2024		$8,328,626	$(2,640,736)	$5,687,890	226,331	$36,798
Digital asset purchases	(c)	1,575,073		1,575,073	25,889	60,839
Digital asset impairment losses			(412,084)	(412,084)
Balance at September 30, 2024		$9,903,699	$(3,052,820)	$6,850,879	252,220	$39,266
Digital asset purchases	(d)	18,064,549		18,064,549	195,250	92,520
Digital asset impairment losses			(1,006,055)	(1,006,055)
Balance at December 31, 2024		$27,968,248	$(4,058,875)	$23,909,373	447,470	$62,503
Cumulative effect upon adoption of ASU 2023-08			4,058,875	17,881,048
Balance immediately following adoption of ASU 2023-08		$27,968,248	$0	$41,790,421	447,470	$62,503
Digital asset purchases	(e)	7,661,663		7,661,663	80,715	94,922
Unrealized loss on digital assets				(5,906,005)
Balance at March 31, 2025		$35,629,911	$0	$43,546,079	528,185	$67,457

(a)
In the first quarter of 2024, the Company purchased bitcoin using $782.0 million of the net proceeds from its issuance of the 2030A Convertible Notes, $592.3 million of the net proceeds from its issuance of the 2031 Convertible Notes, $137.3 million of the net proceeds from its sales under its at-the-market class A common stock offering program, and Excess Cash.
(b)
In the second quarter of 2024, the Company purchased bitcoin using $756.0 million of the net proceeds from its issuance of the 2032 Convertible Notes and Excess Cash.
(c)
In the third quarter of 2024, the Company purchased bitcoin using $1.105 billion of the net proceeds from its sales under its at-the-market class A common stock offering program, $458.2 million of the net proceeds from its issuance of the 2028 Convertible Notes, and Excess Cash.
(d)
In the fourth quarter of 2024, the Company purchased bitcoin using $15.088 billion of the net proceeds from its sales under its at-the-market class A common stock offering program, $2.974 billion of the net proceeds from its issuance of the 2029 Convertible Notes, and Excess Cash.
(e)
In the first quarter of 2025, the Company purchased bitcoin using $4.37 billion of the net proceeds from its sales under its at-the-market class A common stock offering program, $1.99 billion of the net proceeds from its issuance of the 2030B Convertible Notes, $593.7 million of the aggregate net proceeds from the initial public offering of Perpetual Strike Preferred Stock and sales under the at-the-market Perpetual Strike Preferred Stock offering program, and $710.0 million of the net proceeds from the issuance of the Company’s Perpetual Strife Preferred Stock in the initial public offering of Perpetual Strife Preferred Stock.

Excess Cash refers to cash in excess of the minimum Cash Assets that the Company is required to hold under its Treasury Reserve Policy, which may include cash generated by operating activities and cash from the proceeds of financing activities. Cash Assets refers to cash and cash equivalents and short-term investments.

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

MARKET VALUE OF BITCOIN HOLDINGS

(unaudited)

	Approximate Number of Bitcoins Held at End of Quarter	Lowest Market Price Per Bitcoin During Quarter (a)	Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price (in thousands) (b)	Highest Market Price Per Bitcoin During Quarter (c)	Market Value of Bitcoin Held at End of Quarter Using Highest Market Price (in thousands) (d)	Market Price Per Bitcoin at End of Quarter (e)	Market Value of Bitcoin Held at End of Quarter Using Ending Market Price (in thousands) (f)
December 31, 2023	189,150	$26,521.32	$5,016,508	$45,000.00	$8,511,750	$42,531.41	$8,044,816
March 31, 2024	214,278	$38,501.00	$8,249,917	$73,835.57	$15,821,338	$71,028.14	$15,219,768
June 30, 2024	226,331	$56,500.00	$12,787,702	$72,777.00	$16,471,691	$61,926.69	$14,015,930
September 30, 2024	252,220	$49,050.01	$12,371,394	$70,000.00	$17,655,400	$63,462.97	$16,006,630
December 31, 2024	447,470	$58,863.90	$26,339,829	$108,388.88	$48,500,772	$93,390.21	$41,789,317
March 31, 2025	528,185	$76,555.00	$40,435,222	$109,358.01	$57,761,287	$82,444.71	$43,546,079

(a)
The "Lowest Market Price Per Bitcoin During Quarter" represents the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when the Company purchased any of its bitcoin.
(b)
The "Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price" represents a mathematical calculation consisting of the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by the Company at the end of the applicable period.
(c)
The "Highest Market Price Per Bitcoin During Quarter" represents the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when the Company purchased any of its bitcoin.
(d)
The "Market Value of Bitcoin Held at End of Quarter Using Highest Market Price" represents a mathematical calculation consisting of the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by the Company at the end of the applicable period.
(e)
The "Market Price Per Bitcoin at End of Quarter" represents the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter.
(f)
The "Market Value of Bitcoin Held at End of Quarter Using Ending Market Price" represents a mathematical calculation consisting of the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter multiplied by the number of bitcoins held by the Company at the end of the applicable period.

The amounts reported as “Market Value” in the above table represent only a mathematical calculation consisting of the price for one bitcoin reported on the Coinbase exchange (the Company’s principal market for bitcoin) in each scenario defined above multiplied by the number of bitcoins held by the Company at the end of the applicable period. Bitcoin and bitcoin markets may be subject to manipulation and the spot price of bitcoin may be subject to fraud and manipulation. Accordingly, the Market Value amounts reported above may not accurately represent fair market value, and the actual fair market value of the Company’s bitcoin may be different from such amounts and such deviation may be material. Moreover, (i) the bitcoin market historically has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks that are, or may be, inherent in its entirely electronic, virtual form and decentralized network and (ii) the Company may not be able to sell its bitcoins at the Market Value amounts indicated above, at the market price as reported on the Coinbase exchange (its principal market) on the date of sale, or at all.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

LOSS FROM OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2025	2024
Reconciliation of non-GAAP loss from operations:
Loss from operations	$(5,921,412)	$(203,702)
Share-based compensation expense	11,819	17,791
Non-GAAP loss from operations	$(5,909,593)	$(185,911)

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS AND DILUTED LOSS PER COMMON SHARE

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2025	2024
Reconciliation of non-GAAP net loss attributable to common stockholders of Strategy:
Net loss attributable to common stockholders of Strategy	$(4,228,018)	$(53,118)
Share-based compensation expense	11,819	17,791
Interest expense arising from amortization of debt issuance costs	6,048	2,557
Income tax effects (1)	(28,232)	(109,238)
Non-GAAP net loss attributable to common stockholders of Strategy	$(4,238,383)	$(142,008)

Reconciliation of non-GAAP diluted loss per common share (2):
Diluted loss per common share	$(16.49)	$(0.31)
Share-based compensation expense (per diluted common share)	0.05	0.10
Interest expense arising from amortization of debt issuance costs (per diluted common share)	0.02	0.01
Income tax effects (per diluted common share)	(0.11)	(0.63)
Non-GAAP diluted loss per common share	$(16.53)	$(0.83)

(1)
Income tax effects reflect the net tax effects of share-based compensation, which includes tax benefits and expenses on exercises of stock options and vesting of share-settled restricted stock units, interest expense for amortization of debt issuance costs, and gains and losses on debt extinguishment, if any.
(2)
For reconciliation purposes, the non-GAAP diluted earnings (loss) per common share calculations use the same weighted average common shares outstanding as that used in the GAAP diluted earnings (loss) per common share calculations for the same period. For example, in periods of GAAP net loss, otherwise dilutive potential shares of common stock from the Company’s share-based compensation arrangements, convertible notes, and convertible preferred stock, are excluded from the GAAP diluted loss per common share calculation as they would be antidilutive, and therefore are also excluded from the non-GAAP diluted earnings or loss per common share calculation

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	March 31,	December 31,	March 31,
	2025	2024*	2024
	(unaudited)		(unaudited)
Current:
Deferred product licenses revenue	$794	$1,777	$2,879
Deferred subscription services revenue	94,488	107,119	60,280
Deferred product support revenue	116,975	124,684	148,078
Deferred other services revenue	3,436	4,394	4,718
Total current deferred revenue and advance payments	$215,693	$237,974	$215,955

Non-current:
Deferred product licenses revenue	$153	$174	$0
Deferred subscription services revenue	1,393	2,263	1,992
Deferred product support revenue	2,143	2,111	4,094
Deferred other services revenue	292	422	400
Total non-current deferred revenue and advance payments	$3,981	$4,970	$6,486

Total current and non-current:
Deferred product licenses revenue	$947	$1,951	$2,879
Deferred subscription services revenue	95,881	109,382	62,272
Deferred product support revenue	119,118	126,795	152,172
Deferred other services revenue	3,728	4,816	5,118
Total current and non-current deferred revenue and advance payments	$219,674	$242,944	$222,441

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

SEGMENT INFORMATION

(in thousands, unaudited)

The Company has one reportable operating segment, the “Software Business,” which is engaged in the design, development, marketing, and sales of the Company’s enterprise analytics software platform through cloud subscriptions and licensing arrangements and related services (i.e., product support, consulting and education). The “Corporate & Other” category presented in the following tables is not considered an operating segment. It consists primarily of costs and expenses related to executing the Company’s bitcoin strategy and includes the impairment charges and other third-party costs associated with the Company’s bitcoin holdings, net interest expense primarily related to long-term debt obligations (the net proceeds of which were primarily used to purchase bitcoin), and income tax effects generated from the Company’s bitcoin holdings and related debt issuances.

Beginning in 2025, the Company has dedicated certain corporate personnel to its bitcoin strategy, including both individuals fully dedicated to the initiative and others with responsibilities apportioned in part to support the strategy. These personnel and related costs, including related Share-based compensation expense are included within the “Corporate resources” and the “Share-based compensation expense” segment expense line items to better align with their activities and utilization. There were no other significant changes in the Company’s expense allocation methodology that affect period over period comparison during the first quarter of 2025.

The Company’s chief operating decision maker (“CODM”), is the Company’s Chief Executive Officer, who manages the entity on a consolidated basis. The CODM uses “net income (loss)” to assess the profitability of the software business by comparing actual to budgeted results on a monthly basis. In doing so, he focuses on “controllable costs” across main functions of the Software Business and will allocate personnel and budget accordingly to maximize potential profitability. The CODM also uses “net income (loss)” to understand the impact from income taxes and debt-related items for general tax and liquidity planning purposes.

The following tables present (for each of the Software Business segment and Corporate & Other category, and on a consolidated basis) the Company’s revenues and significant expenses regularly provided to the CODM, reconciled to net (loss) income (in thousands) for each of the periods presented. Total segment assets (in thousands) provided to the CODM are also disclosed in the tables below for each period presented.

	Three Months Ended March 31, 2025
	Software Business	Corporate & Other	Total Consolidated
Total revenues	$111,066	$0	$111,066
Significant expenses (1)
Controllable
Sales and marketing	(23,648)	0	(23,648)
Maintenance	(6,764)	0	(6,764)
Consulting	(11,614)	0	(11,614)
Cloud	(14,558)	0	(14,558)
Technology	(24,702)	0	(24,702)
Corporate resources	(18,090)	(8,280)	(26,370)
Non-Controllable
Unrealized loss on digital assets	0	(5,906,005)	(5,906,005)
Digital asset custody fees	0	(4,122)	(4,122)
Share-based compensation expense	(8,662)	(3,157)	(11,819)
Payroll taxes on equity award exercises and vestings	(2,041)	(31)	(2,072)
Other segment items (2)	(4,740)	0	(4,740)
Interest income (expense), net (3)	98	(17,204)	(17,106)
Income tax benefit (4)	22,048	1,703,036	1,725,084
Net income (loss)	$18,393	$(4,235,763)	$(4,217,370)
Total assets, as of March 31, 2025 (5)	$373,681	$43,546,079	$43,919,760

	Three Months Ended March 31, 2024
	Software Business	Corporate & Other	Total Consolidated
Total revenues	$115,246	$0	$115,246
Significant expenses (1)
Controllable
Sales and marketing	(23,145)	0	(23,145)
Maintenance	(7,535)	0	(7,535)
Consulting	(14,464)	0	(14,464)
Cloud	(8,608)	0	(8,608)
Technology	(26,877)	0	(26,877)
Corporate resources	(21,220)	(548)	(21,768)
Non-Controllable
Impairment losses on digital assets	0	(191,633)	(191,633)
Digital asset custody fees	0	(753)	(753)
Share-based compensation expense	(17,543)	(248)	(17,791)
Payroll taxes on equity award exercises and vestings	(7,526)	0	(7,526)
Other segment items (2)	2,849	0	2,849
Interest expense, net (3)	0	(11,881)	(11,881)
Income tax benefit (4)	101,798	58,970	160,768
Net income (loss)	$92,975	$(146,093)	$(53,118)
Total assets, as of March 31, 2024 (5)	$551,846	$5,799,693	$6,351,539

(1)
Significant expenses regularly provided to the CODM include both: (i) costs that the CODM considers to be “controllable”, for which the Company can manage future expense via the budgeting process (e.g. salaries, commissions, travel and entertainment expenses, third party-service provider fees, etc.), and that support each specific function of the Software Business (i.e. sales and marketing, maintenance, consulting, cloud, technology, and corporate resources) and (ii) costs that the CODM considers to be “non-controllable”, for which future expenses are primarily outside the Company’s control, such as losses (gains) on digital assets, digital asset impairment, and custody fees, share-based compensation expense, and employer payroll taxes related to the exercise or vesting of certain awards under the Stock Incentive Plans.
(2)
Other segment items for the Software Business are primarily related to foreign currency transaction gains and losses, costs supporting the Company’s education function, one-time corporate initiatives, and certain expenses that are not easily allocable to specific functions.
(3)
Interest expense, net is substantially related to interest expense on the Company’s long-term debt arrangements, the proceeds from which were primarily used to purchase bitcoin. All of the Company’s interest expense is presented in the Corporate & Other category (and a de minimis amount of interest income is presented within the Software business).
(4)
Income tax effects allocated to the Corporate & Other category are related solely to transactions involving the Company’s bitcoin or debt, including unrealized losses on digital assets, digital asset impairment losses, interest expenses, gains and losses on debt extinguishments, share-based compensation expense, corporate resources (including personnel costs), and other third-party expenses.
(5)
Due to the adoption of ASU 2023-08, segment assets allocated to the Corporate & Other category for the three months ended March 31, 2025, included only the Company’s digital assets. For the three months ended March 31, 2024, segment assets included the Company’s digital assets and deferred tax assets primarily related to digital asset impairment losses and interest expense.